UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

FORM 8K


CURRENT REPORT



Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report:   February 5, 2012
(Date of earliest event reported)

______________________________________________


GLOBAL AVIATION HOLDINGS INC.
(Exact name of registrant as specified in its charter)


Delaware (State or other jurisdiction of incorporation or organization)


000-5260520 (Commission File No.)
4222196

(I.R.S. Employer Identification No.)


101 World Drive
Peachtree City, Georgia 30269

(Address of principal executive offices)


(Zip Code)


Registrant's telephone number, including area code):  (770) 632-8000




Item 1.03    Bankruptcy or Receivership.

On February 5, 2012, Global Aviation Holdings Inc. (the "Company") the parent company of World Airways, Inc., North American Airlines, Inc. and other U.S. subsidiaries announced that it had commenced a financial restructuring through the voluntary filing of petitions to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of New York (the "Bankruptcy Court"). The Company continues to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

During the restructuring, the Company will continue to operate as normal, without interruption, which includes its operations for the Air Mobility Command and its commercial customers.

On February 5, 2012, the Company issued a press release with respect to the foregoing events. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the bankruptcy petitions described in Item 1.03 above constituted an event of default under certain indentures pursuant to which the Company has issued outstanding notes and a loan with an aggregate principal amount outstanding as of December 31, 2011 of approximately $244 million. The occurrence of an event of default under these indentures gives rise to acceleration rights thereunder. The Company's bankruptcy filing also triggers an event of default that gives rise to acceleration rights under certain other financing arrangements to which the Company or a subsidiary of the Company is a party. The ability of creditors of the Company to seek remedies to enforce their rights against the Company under the debt instruments and other agreements described above, including the above-referenced indentures, is automatically stayed as a result of the filing of the reorganization cases, and the creditors' rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

By letter dated February 1, 2012, Larry Teitelbaum resigned as a member of the Global Aviation Holdings Inc. Board of Directors. Larry Teitelbaum did not cite any disagreement on any matter relating to the Company's operations, policies or practices.

By letter dated February 2, 2012, David Matlin resigned as a member of the Global Aviation Holdings Inc. Board of Directors. David Matlin did not cite any disagreement on any matter relating to the Company's operations, policies or practices.

By letter dated February 2, 2012, Peter Schoels resigned as a member of the Global Aviation Holdings Inc. Board of Directors. Peter Schoels did not cite any disagreement on any matter relating to the Company's operations, policies or practices.

Item 9.01    Financial Statements and Exhibits

Exhibit No. 99.1
Description:  Press Release dated February 5, 2012





SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





GLOBAL AVIATION HOLDINGS INC.
(Registrant)





Date:  February 6, 2012


By:
/s/ Brian S. Gillman




Brian S. Gillman
Sr.Vice President, General Counsel
& Corporate Secretary




INDEX TO EXHIBITS

Exhibit Number

99.1
Description:

Press Release issued by Global Aviation Holdings Inc.
dated February 5, 2012.


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